UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2017 (June 22, 2017)

GENESCO INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)

(615) 367-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to Vote of Security Holders.

The Annual Meeting was held on June 22, 2017, at the Company’s corporate headquarters in Genesco Park, Nashville, Tennessee. Shares representing a total of 19,631,380 votes were outstanding and entitled to vote. At that meeting, the Company’s shareholders voted on the matters set forth below.

Election of Directors

The Company’s shareholders elected all ten persons nominated for election as directors until the next annual meeting of the shareholders and until their successors are elected and qualified as set forth in the Company’s proxy statement dated May 12, 2017. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Withheld	Broker Non-Votes
Joanna Barsh	17,031,394	331,732	986,642
Leonard L. Berry	17,016,087	347,039	986,642
James W. Bradford	17,034,983	328,143	986,642
Robert J. Dennis	16,474,298	888,828	986,642
Matthew C. Diamond	17,010,740	352,386	986,642
Marty G. Dickens	17,016,062	347,064	986,642
Thurgood Marshall, Jr.	17,051,279	311,847	986,642
Kathleen Mason	17,026,498	336,628	986,642
Kevin P. McDermott	17,184,913	178,213	986,642
David M. Tehle	17,179,141	183,985	986,642

Non-Binding, Advisory Vote on the Company’s Executive Compensation

The Company's shareholders voted upon a non‑binding, advisory proposal to approve the compensation of the Company's named executive officers as disclosed in the proxy statement for the Annual Shareholders' meeting. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
16,714,605	636,070	12,451	986,642
Non-Binding, Advisory Vote on the Desired Frequency of Future Votes on Executive Compensation

The Company’s shareholders voted upon a non-binding, advisory proposal to approve the desired frequency of future votes on executive compensation. The votes on this proposal were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
14,088,649	2,603	3,257,989	13,885	986,642

Ratification of Independent Accountants

The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year. The votes on this proposal were as follows:

For	Against	Abstain
18,274,265	52,904	22,599

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesco Inc.

By:    /s/ Roger G. Sisson
Name:    Roger G. Sisson
Title:    Senior Vice President,
Secretary and General Counsel
 Date: June 26, 2017